UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2007

CALPINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12079	77-0212977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 West San Fernando Street, San Jose, California 95113

717 Texas Avenue, Houston, Texas 77002

(Addresses of principal executive offices and zip codes)

Registrant’s telephone number, including area code: (408) 995-5115

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Index   Definitions

ITEM 2.02 — RESULTS OF OPERATIONS AND FINANCIAL CONDITION

The information set forth in Item 7.01 below is incorporated by reference in this Item 2.02 as if fully set forth herein.

ITEM 7.01 — REGULATION FD DISCLOSURE

On March 20, 2007, Calpine Corporation (“Calpine” or the “Company”) and certain of its subsidiaries (collectively, the “Debtors”) filed their unaudited consolidated Monthly Operating Statement for the month ended December 31, 2006 (the “Monthly Operating Statement”), with the U.S. Bankruptcy Court for the Southern District of New York (the “U.S. Bankruptcy Court”) in the matter of In re Calpine Corporation, et al., Case No. 05-60200 (BRL). Exhibit 99.1 to this Current Report on Form 8-K contains the unaudited consolidated Monthly Operating Statement as filed with the U.S. Bankruptcy Court.

The Monthly Operating Statement is limited in scope, covers a limited time period, and has been prepared solely for the purpose of complying with the monthly reporting requirements of the U.S. Bankruptcy Court. Certain of the Company’s Canadian subsidiaries were granted relief by the Court of Queen’s Bench of Alberta, Judicial District of Calgary (the “Canadian Court”) under the Companies’ Creditors Arrangement Act (Canada) (the “CCAA”). As a result, certain of the Company’s Canadian and other foreign subsidiaries were deconsolidated as of December 20, 2005. Financial information regarding such deconsolidated subsidiaries is not part of the consolidated group included in the Monthly Operating Statement. The financial information in the Monthly Operating Statement is preliminary and unaudited and does not purport to show the financial statements of any of the Debtors in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and therefore may exclude items required by GAAP, such as certain reclassifications, eliminations, accruals, valuations and disclosure items. The Company cautions readers not to place undue reliance upon the Monthly Operating Statement. There can be no assurance that such information is complete and the Monthly Operating Statement may be subject to revision. The Monthly Operating Statement is in a format required by the U.S. Bankruptcy Code and should not be used for investment purposes. The Monthly Operating Statement should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

These unaudited financial statements have been derived from the books and records of the Company. This information, however, has not been subject to procedures that would typically be applied to financial information presented in accordance with GAAP and, upon the application of such procedures, the Company believes that the financial information could be subject to changes, and these changes could be material. The information furnished in the Monthly Operating Statement includes primarily normal recurring adjustments but does not include all of the adjustments that would typically be made for quarterly financial statements in accordance with GAAP. In addition, certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted.

Access to documents filed with the U.S. Bankruptcy Court and other general information about the Chapter 11 cases is available at www.kccllc.net/calpine. Certain information regarding the Canadian proceedings under the CCAA, including the reports of the monitor appointed by the Canadian Court, is available at the monitor’s website at www.ey.com/ca/calpinecanada. The content of the foregoing websites is not a part of this Report.

Limitation on Incorporation by Reference

The Monthly Operating Statement is being furnished for informational purposes only and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended. Registration statements or other documents filed with the SEC shall not incorporate the Monthly Operating Statement or any other information set forth in this Report by reference, except as otherwise expressly stated in such filing. This Report will not be deemed an admission as to the materiality of any information that is required to be disclosed solely by Regulation FD.

Index   Definitions

Forward-Looking Statements

In addition to historical information, this report contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. We use words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “may,” “will” and similar expressions to identify forward-looking statements. Such statements include, among others, those concerning our expected financial performance and strategic and operational plans, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause actual results to differ materially from those anticipated in the forward-looking statements. Such risks and uncertainties include, but are not limited to: (i) the risks and uncertainties associated with our Chapter 11 and CCAA cases, including our ability to successfully reorganize and emerge from Chapter 11; (ii) our ability to implement our business plan; (iii) financial results that may be volatile and may not reflect historical trends; (iv) seasonal fluctuations of our results; (v) potential volatility in earnings associated with fluctuations in prices for commodities such as natural gas and power; (vi) our ability to manage liquidity needs and comply with financing obligations; (vii) the direct or indirect effects on our business of our impaired credit including increased cash collateral requirements in connection with the use of commodity contracts; (viii) transportation of natural gas and transmission of electricity; (ix) the expiration or termination of our PPAs and the related results on revenues; (x) risks associated with the operation of power plants including unscheduled outages; (xi) factors that impact the output of our geothermal resources and generation facilities, including unusual or unexpected steam field well and pipeline maintenance and variables associated with the waste water injection projects that supply added water to the steam reservoir; (xii) risks associated with power project development and construction activities; (xiii) our ability to attract, retain and motivate key employees; (xiv) our ability to attract and retain customers and counterparties; (xv) competition; (xvi) risks associated with marketing and selling power from plants in the evolving energy markets; (xvii) present and possible future claims, litigation and enforcement actions; (xviii) effects of the application of laws or regulations, including changes in laws or regulations or the interpretation thereof; and (xix) other risks identified in this Report. You should also carefully review other reports that we file with the SEC. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future developments or otherwise.

ITEM 9.01 — FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(d)	Exhibits

99.1  Calpine Corporation’s Unaudited Monthly Operating Statement for the month ended December 31, 2006.

Index   Definitions

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION

	By:	/s/ Charles B. Clark, Jr.
Charles B. Clark, Jr.
Senior Vice President, Chief Accounting Officer

Date: March 20, 2007

Index   Definitions

EXHIBIT INDEX

Exhibit Number	Description
99.1	Calpine Corporation’s Unaudited Monthly Operating Statement for the month ended December 31, 2006.

Index   Definitions

EXHIBIT 99.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
x
In re:	:	Chapter 11
:
CALPINE CORPORATION, et al.,	:	Case No. 05-60200 BRL
:
Debtors.	:	(Jointly Administered)
:
x

MONTHLY OPERATING STATEMENT FOR THE PERIOD

FROM DECEMBER 1, 2006, TO DECEMBER 31, 2006

DEBTORS’ ADDRESS:	50 West San Fernando Street, San Jose, California 95113
	717 Texas Avenue, Houston, Texas 77002

	MONTHLY DISBURSEMENTS MADE BY CALPINE CORPORATION, ET AL. AND ITS U.S. DEBTOR SUBSIDIARIES (IN THOUSANDS):	$465,314

DEBTORS’ ATTORNEYS:	Kirkland & Ellis LLP
	Richard M. Cieri (RC 6062)
	Marc Kieselstein (admitted pro hac vice)
	David R. Seligman (admitted pro hac vice)
	Edward O. Sassower (ES 5823)
	Citigroup Center
	153 East 53rd Street
	New York, NY 10022-4611

	MONTHLY OPERATING INCOME (LOSS) (IN THOUSANDS):	$(130,251)

REPORT PREPARER:	CALPINE CORPORATION, et al.

The undersigned, having reviewed the attached report and being familiar with the Debtors’ financial affairs, verifies under penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.

/s/ CHARLES B. CLARK, JR.
Charles B. Clark, Jr.
Senior Vice President, Chief Accounting Officer
DATE: March 20, 2007	Calpine Corporation

Index

DEFINITIONS

As used in this Monthly Operating Statement, the following abbreviations contained herein have the meanings set forth below. Additionally, the terms “Calpine,” “we,” “us” and “our” refer to Calpine Corporation and its consolidated subsidiaries, unless the context clearly indicates otherwise. For clarification, such terms will not include the Canadian and other foreign subsidiaries that were deconsolidated as of the Petition Date, as a result of the filings by the Canadian Debtors under the CCAA in the Canadian Court. The term “Calpine Corporation” shall refer only to Calpine Corporation and not to any of its subsidiaries. Unless and as otherwise stated, any references in this Monthly Operating Statement to any agreement means such agreement and all schedules, exhibits and attachments thereto in each case as amended, restated, supplemented or otherwise modified to the date of this Monthly Operating Statement.

Abbreviation	Definition
2005 Form 10-K	Calpine Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC on May 19, 2006
2006 Form 10-K	Calpine Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on March 14, 2007
2014 Convertible Notes	Calpine Corporation’s Contingent Convertible Notes Due 2014
2015 Convertible Notes	Calpine Corporation’s 7 3/4% Contingent Convertible Notes Due 2015
2023 Convertible Notes	Calpine Corporation’s 4 3/4% Contingent Convertible Senior Notes Due 2023
345(b) Waiver Order	Order, dated May 4, 2006, pursuant to Section 345(b) of the Bankruptcy Code authorizing continued use of existing investment guidelines and continued operation of certain bank accounts
401(k) Plan	Calpine Corporation Retirement Savings Plan
Acadia PP	Acadia Power Partners, LLC
AELLC	Androscoggin Energy LLC
AICPA	American Institute of Certified Public Accountants
AlixPartners	AlixPartners LLP
AOCI	Accumulated Other Comprehensive Income
AP Services	AP Services, LLC
APB	Accounting Principles Board
Aries	MEP Pleasant Hill, LLC
ASC	Aircraft Services Corporation, an affiliate of General Electric Capital Corporation
Auburndale PP	Auburndale Power Partners, L.P.
Bankruptcy Code	U.S. Bankruptcy Code
Bankruptcy Courts	U.S. Bankruptcy Court and Canadian Court

Index

Abbreviation	Definition
Bcf	Billion cubic feet
Bcfe	Billion cubic feet equivalent
BLM	Bureau of Land Management of the U.S. Department of the Interior
Btu(s)	British thermal unit(s)
CAA	Federal Clean Air Act of 1970
CAIR	Clean Air Interstate Rule
CAISO	California Independent System Operator
Calgary Energy Centre	Calgary Energy Centre Limited Partnership
CalGen	Calpine Generating Company, LLC, formerly Calpine Construction Finance Company II LLC
CalGen First Lien Debt

$235,000,000 First Priority Secured Floating Rate Notes Due 2009, issued by CalGen and CalGen Finance; $600,000,000 First Priority Secured Institutional Terms Loans Due 2009, issued by CalGen; $200,000,000 First Priority Revolving Loans

CalGen First Priority Revolving Loans

$200,000,000 First Priority Revolving Loans issued on or about March 23, 2004, pursuant to that Amended and Restated Agreement, among CalGen, the guarantors party thereto, the lenders party thereto, The Bank of Nova Scotia, as administrative agent, L/C Bank, lead arranger and sole bookrunner, Bayerische Landesbank, Cayman Islands Branch, as arranger and co-syndication agent, Credit Lyonnais, New York Branch, as arranger and co-syndication agent, ING Capital LLC, as arranger and co-syndication agent, Toronto Dominion (Texas) Inc., as arranger and co-syndication agent, and Union Bank of California, N.A., as arranger and co-syndication agent

CalGen Second Lien Debt	$640,000,000 Second Priority Secured Floating Rate Notes Due 2010, issued by CalGen and CalGen Finance; $100,000,000 Second Priority Secured Term Loans Due 2010 issued by CalGen
CalGen Secured Debt	Collectively, the CalGen First Lien Debt, the CalGen First Priority Revolving Loans, the CalGen Second Lien Debt and the CalGen Third Lien Debt
CalGen Third Lien Debt	$680,000,000 Third Priority Secured Floating Rate Notes Due 2011, issued by CalGen and CalGen Finance; and $150,000,000 11.5% Third Priority Secured Notes Due 2011, issued by CalGen and CalGen Finance
Calpine Debtor(s)	U.S. Debtors and Canadian Debtors
Calpine Jersey II	Calpine European Funding (Jersey) Limited
CalPX	California Power Exchange
CalPX Price	CalPX zonal day-ahead clearing price
Canadian Court	Court of Queen’s Bench of Alberta, Judicial District of Calgary
Canadian Debtor(s)	Subsidiaries and affiliates of Calpine Corporation that have been granted creditor protection under the CCAA in the Canadian Court

Index

Abbreviation	Definition
Cash Collateral Order

Second Amended Final Order of the U.S. Bankruptcy Court Authorizing Use of Cash Collateral and Granting Adequate Protection, dated February 24, 2006 as modified by orders entered by the U.S. Bankruptcy Court on June 21, 2006, July 12, 2006, October 25, 2006, November 15, 2006, December 20, 2006, December 28, 2006, and January 17, 2007

CCAA	Companies’ Creditors Arrangement Act (Canada)
CCFC	Calpine Construction Finance Company, L.P.
CCFCP	CCFC Preferred Holdings, LLC
CCNG	Calpine Canada Natural Gas Partnership
CCRC	Calpine Canada Resources Company, formerly Calpine Canada Resources Ltd.
CDWR	California Department of Water Resources
CEC	California Energy Commission
CEM	Calpine Energy Management, L.P.
CERCLA	Comprehensive Environmental Response, Compensation and Liability Act, as amended, also called ‘‘Superfund”
CES	Calpine Energy Services, L.P.
CES-Canada	Calpine Energy Services Canada Partnership
CGCT	Calpine Greenfield Commercial Trust
Chapter 11	Chapter 11 of the Bankruptcy Code
Chubu	Chubu Electric Power Company, Inc.
CIP	Construction in Progress
Cleco	Cleco Corp.
CNGLP	Calpine Natural Gas L.P.
CNGT	Calpine Natural Gas Trust
CO(2)	Carbon dioxide
Collateral Trustee	The Bank of New York as collateral trustee for holders of First Priority Notes and Second Priority Debt
Committees	Creditors’ Committee, Equity Committee, and Ad Hoc Committee of Second Lien Holders of Calpine Corporation
Company	Calpine Corporation, a Delaware corporation, and subsidiaries
Creditors’ Committee	Official Committee of Unsecured Creditors of Calpine Corporation
CPIF	Calpine Power Income Fund
CPLP	Calpine Power, L.P.
CPSI	Calpine Power Services, Inc.

Index

Abbreviation	Definition
CPUC	California Public Utilities Commission
Creed	Creed Energy Center, LLC
DB London	Deutsche Bank AG London
Deer Park	Deer Park Energy Center Limited Partnership
DIG	Derivatives Implementation Group
DIP	Debtor-in-possession
DIP Facility

Revolving Credit, Term Loan and Guarantee Agreement, dated as of December 22, 2005, as amended on January 26, 2006, and as amended and restated by that certain Amended and Restated Revolving Credit, Term Loan and Guarantee Agreement, dated as of February 23, 2006, among Calpine Corporation, as borrower, the Guarantors party thereto, the Lenders from time to time party thereto, Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as joint syndication agents, Deutsche Bank Trust Company Americas, as administrative agent for the First Priority Lenders, General Electric Capital Corporation, as Sub-Agent for the Revolving Lenders, Credit Suisse, as administrative agent for the Second Priority Term Lenders, Landesbank Hessen Thuringen Girozentrale, New York Branch, General Electric Capital Corporation and HSH Nordbank AG, New York Branch, as joint documentation agents for the First Priority Lenders and Bayerische Landesbank, General Electric Capital Corporation and Union Bank of California, N.A., as joint documentation agents for the Second Priority Lenders

EEI	Edison Electric Institute
EIA	Energy Information Administration of the Department of Energy
EITF	Emerging Issues Task Force
Enron	Enron Corp.
EOB	California Electricity Oversight Board
EPA	U.S. Environmental Protection Agency
EPAct 1992	Energy Policy Act of 1992
EPAct 2005	Energy Policy Act of 2005
EPS	Earnings per share
Equity Committee	Official Committee of the Equity Security Holders of Calpine Corporation
ERC(s)	Emission reduction credit(s)
ERCOT	Electric Reliability Council of Texas
ERISA	Employee Retirement Income Security Act
ESA	Energy Services Agreement
ESPP	2000 Employee Stock Purchase Plan
EWG(s)	Exempt wholesale generator(s)

Index

Abbreviation	Definition
Exchange Act	U.S. Securities Exchange Act of 1934, as amended
FASB	Financial Accounting Standards Board
FERC	Federal Energy Regulatory Commission
FFIC	Fireman’s Fund Insurance Company
FIN	FASB Interpretation Number
FIN 46-R	FIN 46, as revised
FIP	Federal implementation plan
First Priority Notes	Calpine Corporation’s 9 5/8% First Priority Senior Secured Notes Due 2014
First Priority Trustee

Until February 2, 2006, Wilmington Trust Company, as trustee, and from February 3, 2006, and thereafter, Law Debenture Trust Company of New York, as successor trustee, under the Indenture, dated as of September 30, 2004, with respect to the First Priority Notes

FPA	Federal Power Act
FRCC	Florida Reliability Coordinating Council
Freeport	Freeport Energy Center, LP
FUCO(s)	Foreign Utility Company(ies)
GAAP	Generally accepted accounting principles
GE	General Electric International, Inc.
GEC	Gilroy Energy Center, LLC
General Electric	General Electric Company
Geysers Assets	19 geothermal power plant assets located in northern California
GHG	Greenhouse gases
Gilroy	Calpine Gilroy Cogen, L.P.
Gilroy 1	Calpine Gilroy 1, Inc.
Goose Haven	Goose Haven Energy Center, LLC
GPC	Geysers Power Company, LLC
Greenfield LP	Greenfield Energy Centre LP
Harbert Convertible Fund	Harbert Convertible Arbitrage Master Fund, L.P.
Harbert Distressed Fund	Harbert Distressed Investment Master Fund, Ltd.
Heat Rate	A measure of the amount of fuel required to produce a unit of electricity
HIGH TIDES I and II

Collectively, the 5 3/4% Convertible Preferred Securities, Remarketable Term Income Deferrable Equity Securities issued by Calpine Capital Trust, and 5 1/2% Convertible Preferred Securities, Remarketable Term Income Deferrable Equity Securities issued by Calpine Capital Trust II

Index

Abbreviation	Definition
HIGH TIDES III	5% Convertible Preferred Securities, Remarketable Term Income Deferrable Equity Securities issued by Calpine Capital Trust III
ICT	Independent Coordinator of Transmission
IP	International Paper Company
IPP(s)	Independent power producer(s)
IRS	U.S. Internal Revenue Service
ISO	Independent System Operator
ISO NE	ISO New England
King City Cogen	Calpine King City Cogen, LLC
KWh	Kilowatt hour(s)
LCRA	Lower Colorado River Authority
LDC(s)	Local distribution company(ies)
LIBOR	London Inter-Bank Offered Rate
LNG	Liquid natural gas
LSTC	Liabilities Subject to Compromise
LTSA	Long Term Service Agreement
Mankato	Mankato Energy Center, LLC
MBR Company	Company with authority from FERC to make wholesale sales of power at market-based rates
Metcalf	Metcalf Energy Center, LLC
MISO	Midwest ISO
Mitsui	Mitsui & Co., Ltd.
MLCI	Merrill Lynch Commodities, Inc.
MMBtu	Million Btu
MMcfe	Million net cubic feet equivalent
Moapa	Moapa Energy Center, LLC
Morris	Morris Energy Center
MRO	Midwest Reliability Organization
MRTU	CAISO’s Market Redesign and Technology Upgrade
MW	Megawatt(s)
MWh	Megawatt hour(s)
NAAQS	National Ambient Air Quality Standards

Index

Abbreviation	Definition
Ninth Circuit Court of Appeals	U.S. Court of Appeals for the Ninth Circuit
NERC	North American Electric Reliability Council
NGA	Natural Gas Act
NGPA	Natural Gas Policy Act
NOL	Net operating loss
Non-Debtor(s)	Subsidiaries and affiliates of Calpine Corporation that are not Calpine Debtors
Non-U.S. Debtor(s)	Consolidated subsidiaries and affiliates of Calpine Corporation that are not U.S. Debtor(s)
Northern District Court	U.S. District Court for the Northern District of California
NOx	Nitrogen oxide
NPC	Nevada Power Company
NPCC	Northeast Power Coordinating Council
NYISO	New York ISO
NYSE	New York Stock Exchange
O&M	Operations and maintenance
OCI	Other Comprehensive Income
OMEC	Otay Mesa Energy Center, LLC
Oneta	Oneta Energy Center
Ontelaunee	Ontelaunee Energy Center
OPA	Ontario Power Authority
Panda	Panda Energy International, Inc., and related party PLC II, LLC
PCF	Power Contract Financing, L.L.C.
PCF Notes	PCF’s Senior Secured Notes Due 2006 and 2011
PCF III	Power Contract Financing III, LLC
Petition Date	December 20, 2005
PG&E	Pacific Gas and Electric Company
Pink Sheets	Pink Sheets Electronic Quotation Service maintained by Pink Sheets LLC for the National Quotation Bureau, Inc.
PJM	Pennsylvania-New Jersey-Maryland Interconnection
POX	Plant operating expense

Index

Abbreviation	Definition
PPA(s)

Any contract for a physically settled sale (as distinguished from a financially settled future, option or other derivative or hedge transaction) of any electric power product, including electric energy, capacity and/or ancillary services, in the form of a bilateral agreement or a written or oral confirmation of a transaction between two parties to a master agreement, including sales related to a tolling transaction in which part of the consideration provided by the purchaser of an electric power product is the fuel required by the seller to generate such electric power

PSM	Power Systems Manufacturing, LLC
PUC(s)	Public Utility Commission(s)
PUCT	Public Utility Commission of Texas
PUHCA 1935	Public Utility Holding Company Act of 1935
PUHCA 2005	Public Utility Holding Company Act of 2005
PURPA	Public Utility Regulatory Policies Act of 1978
QF(s)	Qualifying facility(ies)
RCRA	Resource Conservation and Recovery Act
Replacement DIP Facility	The proposed $5.0 billion replacement debtor-in-possession financing facility that was approved by the U.S. Bankruptcy Court on March 5, 2007
RFC	ReliabilityFirst Corporation
RGGI	Regional Greenhouse Gas Initiative
RMR Contracts	Reliability Must Run contracts
RPM	Reliability Pricing Model, proposed by PJM
Rosetta	Rosetta Resources Inc.
RTO	Regional Transmission Organization
SAB	Staff Accounting Bulletin
Saltend	Saltend Energy Centre
SDG&E	San Diego Gas & Electric Company
SDNY Court	U.S. District Court for the Southern District of New York
SEC	Securities and Exchange Commission
Second Lien Committee	Ad Hoc Committee of Second Lien Debtholders of Calpine
Second Priority Debt	Second Priority Notes and Second Priority Term Loans
Second Priority Notes

Calpine Corporation’s Second Priority Senior Secured Floating Rate Notes due 2007, 8 1/2% Second Priority Senior Secured Notes due 2010, 8 3/4% Second Priority Senior Secured Notes due 2013 and 9 7/8% Second Priority Senior Secured Notes due 2011

Second Priority Term Loans	Calpine Corporation’s Senior Secured Term Loans Due 2007

Index

Abbreviation	Definition
Second Priority Trustee	Wilmington Trust Company, as trustee under the Indentures with respect to the Second Priority Notes
Securities Act	U.S. Securities Act of 1933, as amended
SERC	Southeastern Electric Reliability Council
SFAS	Statement of Financial Accounting Standards
SFAS No. 123-R	FASB Statement No. 123-R (As Amended), ‘‘Accounting for Stock-Based Compensation — Share-Based Payment”
Siemens	Siemens Power Generation, Inc.
SIP	1996 Stock Incentive Plan
SO(2)	Sulfur dioxide
SOP	Statement of Position
spark spread	Difference between the Company’s fuel cost and the revenue it receives for electric generation
SPP	Southwest Power Pool
SPPC	Sierra Pacific Power Company
TCEQ	Texas Commission on Environmental Quality
TSA(s)	Transmission service agreement(s)
TTS	Thomassen Turbine Systems, B.V.
ULC II	Calpine Canada Energy Finance II ULC
U.S.	United States of America
U.S. Bankruptcy Court	U.S. Bankruptcy Court for the Southern District of New York
U.S. Debtor(s)

Calpine Corporation and each of its subsidiaries and affiliates that have filed voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court, which matters are being jointly administered in the U.S. Bankruptcy Court under the caption In re Calpine Corporation, et al., Case No. 05-60200 (BRL)

Valladolid	Valladolid III Energy Center
VIE(s)	Variable interest entity(ies)
WECC	Western Electricity Coordinating Council
WPP	Weekly Procurement Process

Definitions

CALPINE CORPORATION

(Debtor-in-Possession)

Index   Definitions

CALPINE CORPORATION

(Debtor-in-Possession)

CASE NO. 05-60200 (Jointly Administered)

CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

(Unaudited)

(in thousands)

For the period from December 1, 2006, through December 31, 2006

Revenue:
Electricity and steam revenue	$422,901
Sales of purchased power and gas for hedging and optimization	102,406
Mark-to-market activities, net	12,714
Other revenue	11,497
Total revenue	549,518
Cost of revenue:
Plant operating expense	70,962
Purchased power and gas expense for hedging and optimization	87,807
Fuel expense	291,338
Depreciation and amortization expense	39,341
Operating plant impairments	1
Operating lease expense	4,675
Other cost of revenue	16,057
Total cost of revenue	510,181
Gross profit	39,337
Equipment, development project and other impairments	1,960
Sales, general and administrative expense	9,027
Other operating expenses	3,829
Income (loss) from operations	24,521
Interest expense	113,416
Interest (income)	(4,858)
(Income) loss from repurchase of various issuances of debt	—
Minority interest expense	(3,347)
Other (income) expense, net	3,541
Income (loss) before reorganization items and provision for income taxes	(84,231)
Reorganization items	(44,961)
Income (loss) before provision for income taxes	(39,270)
Provision (benefit) for income taxes	90,981
Net income (loss)	$(130,251)

The accompanying notes are an integral part of these

Consolidated Condensed Financial Statements.

Index   Definitions

CALPINE CORPORATION

(Debtor-in-Possession)

CASE NO. 05-60200 (Jointly Administered)

CONSOLIDATED CONDENSED BALANCE SHEET

(Unaudited)

(in thousands)

December 31, 2006

ASSETS

Current assets:
Cash and cash equivalents	$1,077,327
Accounts receivable, net	735,300
Inventories	183,953
Margin deposits and other prepaid expense	358,958
Restricted cash – current	426,028
Current derivative assets	151,356
Current assets held for sale	154,174
Other current assets	81,233
Total current assets	3,168,329
Property, plant and equipment, net	13,603,202
Restricted cash, net of current portion	191,776
Investments	129,311
Long-term derivative assets	352,264
Other assets	1,145,383
Total assets	$18,590,265
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$440,365
Accrued interest payable	406,471
Debt, current portion	4,568,834
Current derivative liabilities	225,228
Taxes payable – current	98,549
Other current liabilities	318,500
Total current liabilities	6,057,947
Debt, net of current portion	3,351,627
Deferred income taxes, net of current portion	490,105
Long-term derivative liabilities	475,138
Other long-term liabilities	344,801
Total liabilities not subject to compromise	10,719,618
Liabilities subject to compromise	14,757,255
Minority interests	266,292
Stockholders’ equity (deficit):
Common stock	530
Additional paid-in capital	3,270,421
Additional paid-in capital, loaned shares	145,000
Additional paid-in capital, returnable shares	(145,000)
Accumulated deficit	(10,378,067)
Accumulated other comprehensive loss	(45,784)
Total stockholders’ deficit	(7,152,900)
Total liabilities and stockholders’ deficit	$18,590,265

The accompanying notes are an integral part of these

Consolidated Condensed Financial Statements.

Index   Definitions

CALPINE CORPORATION

(Debtor-in-Possession)

CASE NO. 05-60200 (Jointly Administered)

NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

For the Period from December 1, 2006, through December 31, 2006

1.  Chapter 11 Cases and Related Disclosures

Since the Petition Date, Calpine Corporation and 273 of its wholly owned subsidiaries in the U.S. have filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court. Similarly, since the Petition Date, 12 of Calpine’s Canadian subsidiaries have filed for creditor protection under the CCAA in the Canadian Court. Certain other subsidiaries could file under Chapter 11 in the U.S. or for creditor protection under the CCAA in Canada in the future. The Chapter 11 cases are being jointly administered for procedural purposes only by the U.S. Bankruptcy Court under the case captioned In re Calpine Corporation et al., Case No. 05-60200 (BRL). With respect to the U.S. Chapter 11 cases, the Office of the U.S. Trustee has appointed two official committees: a committee of unsecured creditors for Calpine Corporation and a committee of equity security holders of Calpine Corporation. An ad hoc committee of second lien creditors has also been formed.

Our Chapter 11 and CCAA filings were preceded by the convergence of a number of factors in late 2005. Among other things, we were experiencing a tight liquidity situation due in part to our obligations to service our debt and certain of our preferred equity securities, which also imposed restrictions on our ability to raise capital through financings, asset sales or otherwise. At the same time, market spark spreads were being adversely impacted by excess capacity in certain of our energy markets, which depressed prices for energy, while prices for natural gas reached historic highs. Higher gas prices also increased our collateral support obligations to counterparties. Also, we were unsuccessful in a litigation we brought in Delaware Chancery Court against the collateral agent and trustees representing our First and Second Priority Notes regarding our use of certain sale proceeds of the sale of our oil and natural gas reserves, which resulted in our being ordered to make a cash payment to an escrow fund of more than $300 million that had been used to purchase natural gas in storage. See Note 15 of our 2006 Form 10-K for more information concerning the Delaware Chancery Court litigation and Note 7 of our 2006 Form 10-K for more information regarding the sale of our oil and natural gas reserves.

The Calpine Debtors are continuing to operate their business as debtors-in-possession and will continue to conduct business in the ordinary course under the protection of the Bankruptcy Courts. Generally, while a plan or plans of reorganization (with respect to the U.S. Debtors) or arrangement (with respect to the Canadian Debtors) are developed, all actions to enforce or otherwise effect repayment of liabilities preceding the Petition Date as well as all pending litigation against the Calpine Debtors are stayed while the Calpine Debtors continue their business operations as debtors-in-possession.

Under the Bankruptcy Code, we have the exclusive right to file and solicit acceptance of a plan or plans of reorganization for a limited period of time. On December 6, 2006, the U.S. Bankruptcy Court granted our application for an extension of the period during which we have the exclusive right to file a reorganization plan or plans from December 31, 2006 to June 20, 2007, and granted us the exclusive right until August 20, 2007, to solicit acceptance thereof in each case allowing for the maximum period of time provided by the Bankruptcy Code. The U.S. Bankruptcy Court has the power to terminate these periods prior to June 20, 2007, and August 20, 2007, respectively, and we can make no assurance that the U.S. Bankruptcy Court will not do so.

As a result of our Chapter 11 filings and the other matters described herein, including uncertainties related to the fact that we have not yet had time to complete and obtain confirmation of a plan or plans of reorganization, there is substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern, including our ability to meet our ongoing operational obligations, is dependent upon, among other things: (i) our ability to maintain adequate cash on hand; (ii) our ability to generate cash from operations; (iii) the cost, duration and outcome of the restructuring process; (iv) our ability to comply with the terms of our existing DIP Facility and Replacement DIP Facility and the adequate assurance provisions of the Cash Collateral Order; and (v) our ability to achieve profitability following a restructuring. These challenges are in addition to those operational and competitive challenges faced by us in connection with our business. In conjunction with our advisors, we are implementing strategies to aid our liquidity and our ability to continue as a going concern. However, there can be no assurance as to the success of such efforts.

On January 26, 2006, the U.S. Bankruptcy Court entered a final order approving our $2.0 billion DIP Facility. See Note 8 of our 2006 Form 10-K for further discussion. In addition, the U.S. Bankruptcy Court approved cash collateral and

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adequate assurance stipulations in connection with the approval of the DIP Facility, which has allowed our business activities to continue to function. As part of our “first day” and subsequent motions, we have obtained U.S. Bankruptcy Court approval to continue to pay critical vendors, meet our pre-petition and post-petition payroll obligations, maintain our cash management systems, collateralize certain of our gas supply contracts, enter into and collateralize trading contracts, pay our taxes, continue to provide employee benefits, maintain our insurance programs and implement an employee severance program, which has allowed us to continue to operate the existing business in the ordinary course. In addition, the U.S. Bankruptcy Court has approved certain trading notification and transfer procedures designed to allow us to restrict trading in our common stock (and related securities) and claims against the U.S. Debtors. Such restrictions could negatively impact our accumulated NOLs and other tax attributes and holders of our common stock may not be able to resell such securities and, in connection with our reorganization, may have their securities cancelled and receive no payment or other consideration in return.

On March 5, 2007, the U.S. Bankruptcy Court issued an opinion approving our motion to obtain a $5.0 billion Replacement DIP Facility, which, if successfully completed, will refinance the existing $2.0 billion DIP Facility as well as the approximately $2.5 billion of outstanding CalGen Secured Debt. The Replacement DIP Facility may be increased to $7.0 billion under certain circumstances, and may be converted to our exit financing once we have a confirmed plan or plans of reorganization. We expect the Replacement DIP Facility to close in late March 2007.

Under the Bankruptcy Code, we have the right to assume, assume and assign, or reject certain executory contracts and unexpired leases, subject to the approval of the U.S. Bankruptcy Court and certain other conditions. Parties to executory contracts or unexpired leases rejected or deemed rejected by a U.S. Debtor may file proofs of claim against that U.S. Debtor’s estate for damages and parties to executory contracts or unexpired leases that are assumed have an opportunity to assert cure amounts prior to such assumptions. Due to the ongoing evaluation of contracts for assumption or rejection and the uncertain nature of many of the potential claims for damages, we cannot project the magnitude of these potential claims at this time. We had until July 18, 2006, to assume unexpired non-residential real property leases. Absent the consent of the applicable counterparty, such leases not assumed by that date are deemed rejected (except for U.S. Debtors filing after the Petition Date, which have a commensurately longer period of time). Without an extension of time to assume, leases between U.S. Debtors and their affiliates would also have been deemed rejected if not assumed by July 18, 2006.

On December 21, 2005, we filed a motion with the U.S. Bankruptcy Court to reject eight PPAs and to enjoin FERC from asserting jurisdiction over the rejections. See Note 15 of our 2006 Form 10-K for further discussion of this litigation. We cannot determine at this time whether the SDNY Court, the U.S. Bankruptcy Court or FERC will ultimately determine whether we may reject any or all of the eight PPAs, or when such determination will be made. In the meantime, three of the PPAs have been terminated by the applicable counterparties, and three of the PPAs are the subject of negotiated settlements. We continue to perform under the PPAs that remain in effect, subject to any modifications agreed to by the parties and we exercised our option under one such PPA to terminate the PPA in April 2008 prior to the remaining five years of its original term.

On June 5, 2006, the U.S. Bankruptcy Court approved our motion to assume geothermal leases related to the Geysers Assets steam field operations and the Glass Mountain area, and the associated executory contracts, surface use agreements and site leases that allow the geothermal leases to be utilized to harness geothermal energy and operate these facilities. The geothermal leases combined with the operations at these facilities make up the core collateral for the DIP Facility.

In addition, we are required to obtain U.S. Bankruptcy Court approval of sales of assets, subject to certain exceptions including with respect to de minimis assets. Such sales are subject in certain cases to U.S. Bankruptcy Court approved auction procedures. See Note 7 of our 2006 Form 10-K for a discussion of our asset sales completed during 2006. We also identified for potential sale 15 turbines, comprising 14 combustion turbines and one steam turbine. We have sold 10 of such combustion turbines and one partial combustion turbine unit, as well as additional miscellaneous other assets for total gross proceeds of approximately $113.9 million.

Reorganization Items — Reorganization items represent the direct and incremental costs related to our Chapter 11 cases, such as professional fees, pre-petition liability claim adjustments and losses that are probable and can be estimated, net of interest income earned on accumulated cash during the Chapter 11 process and net gains on the sale of assets related to our restructuring activities. The table below lists the significant items within this category for the month ended December 31, 2006 (in millions).

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Provision for expected allowed claims(1)	$(84.5)
Loss on terminated commodity contracts and interest rate swaps	41.6
Professional fees	17.9
(Gain) on asset sales	(1.7)
DIP financing costs	5.2
Interest income on accumulated cash	(4.1)
Other(2)	(19.4)
Total reorganization items	$(45.0)

__________

(1)	This item primarily includes repudiation, rejection or termination of contracts or guarantee of obligations and includes adjustments to previously recorded amounts.
(2)	This item includes foreign exchange adjustments on LSTC items denominated in a foreign currency and governed by foreign law and employee severance costs.

Provision for expected allowed claims — Represents our estimate of the expected allowed claims related primarily to guarantees of debt and other obligations and the rejection or repudiation of leases and natural gas transportation and power transmission contracts.

Other — Other reorganization items consist primarily of adjustments for foreign exchange rate changes on LSTC denominated in a foreign currency and governed by foreign law and employee severance costs during the month ended December 31, 2006.

Liabilities Subject to Compromise

The amounts of LSTC at December 31, 2006, consisted of the following (in millions):

Provision for allowed claims(2)	$5,389.6
Second priority senior secured notes(1)	3,671.9
Unsecured senior notes	1,880.0
Convertible notes	1,823.5
Notes payable and other liabilities – related party	1,077.2
Accounts payable and accrued liabilities	383.4
Terminated commodity contracts and interest rate swaps	531.7
Total liabilities subject to compromise	$14,757.3

__________

(1)

We have not made, and currently do not propose to make, an affirmative determination whether our Second Priority Debt is fully secured or under-secured. We do, however, believe that there is uncertainty about whether the market value of the assets securing the obligations owing in respect of the Second Priority Debt is less than, equals or exceeds the amount of these obligations. Accordingly, we have classified the Second Priority Debt as LSTC.

(2)

Consists primarily of estimated allowed claims related to guarantees by Calpine Corporation of repayment of unsecured senior notes (original principal amount of $2,597.2 million) for two wholly owned finance subsidiaries of the Company, ULC I and ULC II. The amounts outstanding to unrelated security holders had been reduced to $1,943.0 million at December 31, 2005, due to repurchases of such senior notes. However, some of the repurchased notes are held by certain of Calpine Corporation’s Canadian subsidiaries and are expected to give rise to allowed claims by these subsidiaries under the above guarantees. Additionally, there is a guarantee by Calpine Corporation of the obligations of its wholly owned subsidiary, Quintana Canada Holdings, LLC, under certain subscription agreements with ULC I, under which claims may be asserted for the same amounts sought under the Calpine Corporation guarantees of the ULC I notes. Although the expected claims are redundant relative to the underlying exposure to unrelated security holders, the Company determined that these duplicative claims were probable of being allowed into the claim pool by the U.S. Bankruptcy Court, although the U.S. Debtors fully reserve their rights in this regard.

Provision for expected allowed claims — At December 31, 2005, a significant portion of the provision for expected allowed claims represented our estimate of the expected allowed claims for U.S. Debtor guarantees of debt issued by certain of our deconsolidated Canadian entities, and intercompany notes receivable balances from these entities which we determined were uncollectible. Some of the guarantee exposures are redundant; however, we determined the duplicative

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guarantees were probable of being allowed into the claim pool by the U.S. Bankruptcy Court, although we reserve all of our rights with respect to defending against such duplicative claims.

During the year ended December 31, 2006, we recorded additional expected allowed claims related primarily to our rejection of the Rumford and Tiverton power plant leases and the repudiation by CES-Canada, a Canadian Debtor, of its tolling agreement with Calgary Energy Centre. Calpine Corporation had guaranteed CES-Canada’s performance under the tolling agreement.

During the year ended December 31, 2006, the U.S. Debtors determined that certain gas transportation and power transmission contracts no longer provide any benefit to the U.S. Debtors or their estates. In certain instances, the U.S. Debtors have given notice to counterparties to these contracts that the U.S. Debtors will no longer accept or pay for service under such contracts. We believe that any claims resulting from the repudiation, rejection, or termination of these contracts will be treated as pre-petition general unsecured claims. Accordingly, we recorded non-cash charges in the aggregate of $445.4 million for the year ended December 31, 2006, as our current estimate of the expected allowed claims related primarily to these contracts.

Second Priority Debt — We have not made, and currently do not propose to make, an affirmative determination whether our Second Priority Debt is fully secured or under secured. We do, however, believe that there is uncertainty about whether the market value of the assets collateralizing the obligations owing in respect of the Second Priority Debt is less than, equals or exceeds the amount of these obligations. Therefore, in accordance with the applicable accounting standards, we have classified the Second Priority Debt as LSTC.

Notes payable and other liabilities — related party — Prior to our deconsolidation of the majority of our Canadian and other foreign subsidiaries on the Petition Date, these liabilities were eliminated in consolidation. However, as a result of the deconsolidation, these liabilities are no longer eliminated in consolidation and are now reported as LSTC.

Accounts payable and accrued liabilities — The decrease is due primarily to settling by netting accounts receivables against pre-petition payables with certain CES counterparties, where netting agreements were in place.

2.  Basis of Presentation

The accompanying consolidated condensed financial statements have been prepared on a going concern basis, which assumes continuity of operations and realization of assets and satisfaction of liabilities in the ordinary course of business, and in accordance with SOP 90-7, “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code.” The consolidated condensed financial statements do not include any adjustments that might be required should we be unable to continue to operate as a going concern. In accordance with SOP 90-7, all pre-petition liabilities subject to compromise have been segregated in the consolidated condensed balance sheets and classified as LSTC, at the estimated amount of allowed claims. Interest expense related to pre-petition LSTC has been reported only to the extent that it will be paid during the pendency of the Chapter 11 cases or is permitted by the Cash Collateral Order or is expected to be an allowed claim. Liabilities not subject to compromise are separately classified as current or noncurrent. Expenses, provisions for losses resulting from reorganization and certain other items directly related to our Chapter 11 cases are reported separately as reorganization items.

The Monthly Operating Statement is limited in scope, covers a limited time period, and has been prepared solely for the purpose of complying with the monthly reporting requirements of the U.S. Bankruptcy Court. Certain of our Canadian subsidiaries were granted relief by the Canadian Court under the CCAA. As a result, certain of our Canadian and other foreign subsidiaries were deconsolidated as of the Petition Date. Financial information regarding such deconsolidated subsidiaries is not included with that of the consolidated group reported in the Monthly Operating Statement. The financial information in the Monthly Operating Statement is preliminary and unaudited and does not purport to show the financial statements of any of the U.S. Debtors in accordance with GAAP, and therefore may exclude items required by GAAP, such as certain reclassifications, eliminations, accruals, valuations and disclosure items. We caution readers not to place undue reliance upon the Monthly Operating Statement. There can be no assurance that such information is complete and the Monthly Operating Statement may be subject to revision. The Monthly Operating Statement is in a format required by the Bankruptcy Code and should not be used for investment purposes. The Monthly Operating Statement should be read in conjunction with the consolidated financial statements and notes thereto included in the 2006 Form 10-K.

The unaudited financial statements contained in the Monthly Operating Statement have been derived from the books and records of the Company. This information, however, has not been subject to procedures that would typically be applied to financial information presented in accordance with GAAP, and upon the application of such procedures, we believe that

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the financial information could be subject to changes, and these changes could be material. The information furnished in this Monthly Operating Statement includes primarily normal recurring adjustments but does not include all of the adjustments that would typically be made for financial statements prepared in accordance with GAAP. In addition, certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted.

Mark-to-Market — Mark-to-market, net activity includes realized settlements of and unrealized mark-to-market gains and losses on both power and gas derivative instruments not designated as cash flow hedges, including those held for trading purposes. Gains and losses due to ineffectiveness on hedging instruments are also included in unrealized mark-to-market gains and losses. Trading activity is presented net in accordance with EITF Issue No. 02-03. Of the total mark-to-market gain of $12.7 million in December 2006, there was a $23.1 million unrealized gain, and we had a realized loss of $10.4 million. The realized loss included a non-cash gain of approximately $16.8 million from amortization of various items.

Per agreement among the Company, the Office of the U.S. Trustee and the Committee of Unsecured Creditors, the Statement of Cash Flows will be excluded from Monthly Operating Statements except on a quarterly basis. See Schedule VIII for the Consolidated Statement of Cash Flows for the year ended December 31, 2006.

3.  Summary of Significant Accounting Policies

See Note 2 “Summary of Significant Accounting Policies” in the Notes to Consolidated Financial Statements included in our 2006 Form 10-K for a summary of the accounting policies that we believe are significant to us.

4.  Recent Accounting Pronouncements

SFAS No. 123-R

In December 2004, FASB issued SFAS No. 123-R which requires a public company to use the fair value method of accounting for stock-based compensation. We adopted this standard as of January 1, 2006, and applied the modified prospective transition method. The modified prospective approach applies to the unvested portion of all awards granted prior to January 1, 2006, and to all prospective awards. Prior financial statements are not restated under this method.

SFAS No. 123-R also requires the cash flows resulting from the tax benefits that occur from estimated tax deductions in excess of the compensation cost recognized be presented as financing cash flows in the statement of cash flows. Prior to adopting this statement, we presented tax benefits from allowable deductions as operating cash flows in our Consolidated Statement of Cash Flows.

As we previously adopted the fair value method of accounting under SFAS No. 123 as amended by SFAS No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure” on January 1, 2003, the adoption of SFAS No. 123-R did not have a material impact on our results of operations, cash flows or financial position. Upon adoption as of January 1, 2006, we recorded a cumulative effect of a change in accounting principle that increased income by $0.5 million, net of tax.

FASB Interpretation No. 48

In June 2006, the Financial Accounting Standards Board issued FIN 48. FIN 48 clarifies the accounting for income taxes, by prescribing a minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. FIN 48 also provides guidance on derecognizing, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006.

We will adopt FIN 48 as of January 1, 2007, as required. The cumulative effect, if any, of adopting FIN 48 will be recorded as a change to our opening accumulated deficit in the first quarter of 2007. While our evaluation of the impact of adopting FIN 48 is not complete, our analysis to date indicates that there will not be a material impact on our Consolidated Financial Statements.

SFAS No. 157

In September 2006, FASB issued SFAS No. 157, “Fair Value Measurements.” SFAS No. 157 defines fair value, establishes a framework for measuring fair value in GAAP, and enhances disclosures about fair value measurements. SFAS

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No. 157 applies when other accounting pronouncements require fair value measurements; it does not require new fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007, with early adoption encouraged. We are currently assessing the impact this standard will have on our results of operations, cash flows and financial position.

SAB No. 108

In September 2006, the SEC Staff issued SAB No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” SAB No. 108 establishes a “dual approach” for quantifying the effects of financial statement errors which requires the quantification of the effect of financial statement errors on each financial statement, as well as related disclosures. SAB No. 108 permits public companies to initially adopt its provisions either by (i) restating prior financial statements as if the “dual approach” had always been applied or (ii) recording the cumulative effect of initially applying the “dual approach” as adjustments to the carrying values of assets and liabilities as of January 1, 2006, with an offsetting adjustment recorded in the opening balance of retained earnings. Public companies must begin to apply the provisions of SAB No. 108 no later than their annual financial statements for their first fiscal year ending after November 15, 2006. The application of the provisions of SAB No. 108 did not have a material impact on our results of operations, cash flows or financial position.

5.  Cash and Cash Equivalents, Restricted Cash and Margin Deposits

Cash and Cash Equivalents — We have certain project finance facilities and lease agreements that establish segregated cash accounts. These accounts have been pledged as security in favor of the lenders to such project finance facilities, and the use of certain cash balances on deposit in such accounts with our project financed securities is limited, at least temporarily, to the operations of the respective projects. At December 31, 2006, $390.7 million of the cash and cash equivalents balance was subject to such project finance facilities and lease agreements.

Restricted Cash — We are required to maintain cash balances that are restricted by provisions of certain of our debt and lease agreements or by regulatory agencies. These amounts are held by depository banks in order to comply with the contractual provisions requiring reserves for payments such as for debt service, rent, major maintenance and debt repurchases. Funds that can be used to satisfy obligations due during the next twelve months are classified as current restricted cash, with the remainder classified as non-current restricted cash. Restricted cash is generally invested in accounts earning market rates; therefore, the carrying value approximates fair value. Such cash is excluded from cash and cash equivalents in the Consolidated Condensed Statements of Cash Flows.

The table below represents the components of our consolidated restricted cash as of December 31, 2006, (in thousands):

	Current	Non-Current	Total
Debt service	$148,174	$113,873	$262,047
Rent reserve	57,849	—	57,849
Construction/major maintenance	83,080	28,196	111,276
Security/project reserves	45,811	31,942	77,753
Collateralized letters of credit and other credit support	28,989	—	28,989
Other	62,125	17,765	79,890
Total	$426,028	$191,776	$617,804

Of our restricted cash at December 31, 2006, $348.8 million relates to the assets of the following entities, each an entity with its existence separate from us and our other subsidiaries (in millions).

Power Contract Financing, L.L.C.	$182.9
Gilroy Energy Center, LLC	52.9
Riverside Energy Center, LLC	37.3
Rocky Mountain Energy Center, LLC	47.4
Metcalf Energy Center, LLC	6.9
Calpine King City Cogen, LLC	19.0
Calpine DP, LLC	0.1
Power Contract Financing III, LLC	2.3
$348.8

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Margin Deposits — As of December 31, 2006, to support commodity transactions, we had margin deposits with third parties of $213.6 million; we made gas and power prepayments of $114.2 million; and had a letter of credit outstanding of $2.0 million. Counterparties had deposited with us $0.1 million as margin deposits at December 31, 2006. We had $4.2 million counterparty letters of credit outstanding at December 31, 2006. We use margin deposits, prepayments and letters of credit as credit support for commodity procurement and risk management activities. Future cash collateral requirements may increase based on the extent of our involvement in standard contracts and movements in commodity prices and also based on our credit ratings and general perception of creditworthiness in this market. While we believe that we have adequate liquidity to support our operations at this time, it is difficult to predict future developments and the amount of credit support that we may need to provide as part of our business operations.

6.  DIP Facility

Pursuant to the DIP Facility, and applicable orders of the U.S. Bankruptcy Court, the DIP Facility lenders have made available to Calpine up to $2 billion comprised of a $1 billion revolving credit facility, a $400 million first priority term loan facility and a $600 million second priority term loan facility. The DIP Facility, which is guaranteed by each of the other U.S. Debtors, will remain in place until the earlier of an effective plan of reorganization or December 20, 2007. The DIP Facility is secured by first priority liens on all of the unencumbered assets of the U.S. Debtors, including the Geysers Assets, and junior liens on all of their encumbered assets. The proceeds of borrowings and letters of credit issued under the DIP Facility will be used, among other things, for working capital and other general corporate purposes. In February 2006, a portion of the borrowings under the revolving credit facility was used to fund a portion of the costs in connection with the purchase of the Geysers Assets. In May 2006 and June 2006, a portion of the funds drawn under the term loan facilities, together with approximately $409 million of restricted cash, plus related interest thereon, were used to repay $646.1 million of the First Priority Notes. During the month of December 2006, there were no amounts outstanding under the revolving credit facility, and $9.8 million additional letters of credit were issued against the revolving credit facility. Accordingly, at December 31, 2006, there was $996.5 million outstanding under the term loan facilities, nothing outstanding under the revolving credit facility and $82.5 million of letters of credit issued against the revolving credit facility.

The DIP Facility was amended on May 3, 2006, September 25, 2006, and most recently on December 20, 2006. The December 20, 2006 amendment, among other things, (i) implements various provisions of the agreed-upon order amending the Cash Collateral Order, including allowing for certain liens in favor of CalGen, (ii) allows adequate protection payments to holders of Second Priority Debt totaling approximately $466 million for 2006 and 2007 and (iii) eliminates the provision that reduces the DIP revolver commitment from $1 billion to $750 million based on certain asset sale mechanics. See Note 8 of the Notes to Consolidated Financial Statements included in the 2006 Form 10-K for further discussion of the DIP Facility.

On March 5, 2007, the U.S. Bankruptcy Court issued an opinion approving our refinancing motion to obtain a $5.0 billion Replacement DIP Facility to refinance the existing $2.0 billion DIP Facility and repay the approximately $2.5 billion of CalGen Secured Debt. The Replacement DIP Facility consists of a $4.0 billion senior secured term loan, a $1.0 billion senior secured revolving credit facility, with interest rates that shall be based on the ratings of the Replacement DIP Facility on the closing date. The Replacement DIP Facility also has a $2.0 billion incremental term facility, and a rollover option that allows, but does not obligate, us to convert the Replacement DIP Facility into exit financing. In addition, under the Replacement DIP Facility, the U.S. Debtors have the ability to provide liens to counterparties to secure indebtedness in respect of any commodity hedging agreement. If successful, the Replacement DIP Facility is expected to close in late March 2007.

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SCHEDULE I

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

CONSOLIDATING CONDENSED BALANCE SHEET

(Unaudited)

(in thousands)

December 31, 2006

	U.S. Debtors	Non-U.S. Debtors	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$882,864	$194,463	$—	$1,077,327
Accounts receivable, net	37,640,760	2,516,265	(39,421,725)	735,300
Inventories	156,292	27,661	—	183,953
Margin deposits and other prepaid expense	334,973	34,778	(10,793)	358,958
Restricted cash	102,393	323,635	—	426,028
Current derivative assets	113,194	38,162	—	151,356
Current assets held for sale	154,174	—	—	154,174
Other current assets	907,706	54,916	(881,389)	81,233
Total current assets	40,292,356	3,189,880	(40,313,907)	3,168,329
Property, plant and equipment, net	7,628,526	5,975,542	(866)	13,603,202
Restricted cash, net of current portion	47,378	144,398	—	191,776
Investments	10,776,937	9,360,082	(20,007,708)	129,311
Long-term derivative assets	270,022	82,242	—	352,264
Other assets	5,557,692	572,795	(4,985,104)	1,145,383
Total assets	$64,572,911	$19,324,939	$(65,307,585)	$18,590,265
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$516,395	$1,564,462	$(1,640,492)	$440,365
Accrued interest payable	527,635	100,663	(221,827)	406,471
Debt, current portion	4,725,170	574,526	(730,862)	4,568,834
Current derivative liabilities	156,620	68,608	—	225,228
Taxes payable, current portion	152,768	(54,219)	—	98,549
Other current liabilities	216,715	105,738	3,953	318,500
Total current liabilities	6,295,303	2,359,778	(2,597,134)	6,057,947
Debt, net of current portion	4,843,500	4,788,494	(6,280,367)	3,351,627
Deferred income taxes, net of current portion	197,839	292,266	—	490,105
Long-term derivative liabilities	375,265	99,873	—	475,138
Other liabilities	267,361	89,333	(11,893)	344,801
Total liabilities not subject to compromise	11,979,268	7,629,744	(8,889,394)	10,719,618
Liabilities subject to compromise	51,370,744	652	(36,614,141)	14,757,255
Commitments and contingencies
Minority interests	—	—	266,292	266,292
Stockholders’ equity (deficit):
Common stock	31,527	5,098	(36,095)	530
Additional paid-in capital	25,896,557	9,932,042	(32,558,178)	3,270,421
Accumulated deficit	(24,660,972)	1,758,974	12,523,931	(10,378,067)
Accumulated other comprehensive loss	(44,213)	(1,571)	—	(45,784)
Total stockholders’ equity (deficit)	1,222,899	11,694,543	(20,070,342)	(7,152,900)
Total liabilities and stockholders’ equity (deficit)	$64,572,911	$19,324,939	$(65,307,585)	$18,590,265

Calpine Corporation’s consolidated results are comprised of U.S. Debtor and Non-U.S. Debtor entities that have affiliated transactions with other U.S. Debtor and Non-U.S. Debtor entities that must be eliminated in consolidation. Amounts listed under the “Eliminations” heading are required to correctly eliminate transactions between any affiliated entities for consolidated financial statement presentation purposes.

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SCHEDULE II

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS

(Unaudited)

(in thousands)

For the Period from December 1, 2006, through December 31, 2006

	U.S. Debtors	Non-U.S. Debtors	Eliminations	Consolidated
Revenue:
Electricity and steam revenue	$556,362	$167,672	$(301,133)	$422,901
Sales of purchased power and gas for hedging and optimization	372,926	6,922	(277,442)	102,406
Mark-to-market activities, net	(4,855)	17,569	—	12,714
Other revenue	24,730	644	(13,877)	11,497
Total revenue	949,163	192,807	(592,452)	549,518
Cost of revenue:
Plant operating expense	345,201	42,034	(316,273)	70,962
Purchased power and gas expense for hedging and optimization	49,263	35,387	3,157	87,807
Fuel expense	496,412	73,881	(278,955)	291,338
Depreciation and amortization expense	23,094	16,249	(2)	39,341
Operating plant impairments	1	—	—	1
Operating lease expense	4,675	—	—	4,675
Other cost of revenue	10,743	5,314	—	16,057
Total cost of revenue	929,389	172,865	(592,073)	510,181
Gross profit	19,774	19,942	(379)	39,337
Equipment, development project and other impairments	1,960	—	—	1,960
Sales, general and administrative expense	10,340	(916)	(397)	9,027
Other operating expenses	131,845	24,578	(152,594)	3,829
Income (loss) from operations	(124,371)	(3,720)	152,612	24,521
Interest expense	80,488	36,662	(3,734)	113,416
Interest (income)	(6,285)	(2,307)	3,734	(4,858)
(Income) loss from repurchase of various issuances of debt	—	—	—	—
Minority interest expense	(1)	(8,073)	4,727	(3,347)
Other (income) expense, net	4,066	(543)	18	3,541
Income (loss) before reorganization items and provision (benefit) for income taxes	(202,639)	(29,459)	147,867	(84,231)
Reorganization items	(79,132)	34,171	—	(44,961)
Income (loss) before provision (benefit) for income taxes	(123,507)	(63,630)	147,867	(39,270)
Provision (benefit) for income taxes	145,201	(54,220)	—	90,981
Net income (loss)	$(268,708)	$(9,410)	$147,867	$(130,251)

Calpine Corporation’s consolidated results are comprised of U.S. Debtor and Non-U.S. Debtor entities that have affiliated transactions with other U.S. Debtor and Non-U.S. Debtor entities that must be eliminated in consolidation. Amounts listed under the “Eliminations” heading are required to correctly eliminate transactions between any affiliated entities for consolidated financial statement presentation purposes.

Index   Definitions

SCHEDULE III

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

SCHEDULE OF PAYROLL AND PAYROLL TAXES

(in thousands)

For the Period from December 1, 2006, through December 31, 2006

Gross Wages Paid**	Employee Payroll Taxes Withheld*	Employer Payroll Taxes Remitted*
$23,662	$5,540	$1,211

*	Employee Payroll Taxes are withheld each pay period and remitted by the Company, together with the Employer Payroll Taxes, to the appropriate tax authorities.

**	Gross Wages were paid by the Company on December 1, 2006; December 8, 2006; December 15, 2006; December 22; and December 29, 2006.

Index   Definitions

SCHEDULE IV

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

SCHEDULE OF FEDERAL, STATE AND LOCAL TAXES

COLLECTED, RECEIVED, DUE OR WITHHELD

(in thousands)

For the Period from December 1, 2006, through December 31, 2006

	Amount Withheld/Accrued	Amount Paid
Federal and state income taxes	$145,201	$8,665
State and local taxes:
Property	(4,280)	14,551
Sales and use	6,500	762
Franchise	42	42
Other	20	20
Total state and local taxes	2,282	15,375
Total taxes	$147,483	$24,040

Index   Definitions

SCHEDULE V

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

TOTAL DISBURSEMENTS BY DEBTOR

For the Month Ended December 31, 2006

(in dollars)

Legal Entity	Case Number	Disbursements
Amelia Energy Center, LP	05-60223-BRL	$ —
Anacapa Land Company, LLC	05-60226-BRL	14,767
Anderson Springs Energy Company	05-60232-BRL	—
Androscoggin Energy, Inc.	05-60239-BRL	—
Auburndale Peaker Energy Center, LLC	05-60244-BRL	—
Augusta Development Company, LLC	05-60248-BRL	—
Aviation Funding Corp.	05-60252-BRL	—
Baytown Energy Center, LP	05-60255-BRL	(4,147,963)
Baytown Power GP, LLC	05-60256-BRL	—
Baytown Power, LP	05-60258-BRL	—
Bellingham Cogen, Inc.	05-60224-BRL	—
Bethpage Energy Center 3, LLC	05-60225-BRL	1,656
Bethpage Fuel Management Inc.	05-60228-BRL	—
Blue Heron Energy Center, LLC	05-60235-BRL	—
Blue Spruce Holdings, LLC	05-60238-BRL	—
Broad River Energy LLC	05-60242-BRL	37,910
Broad River Holdings, LLC	05-60245-BRL	—
CalGen Equipment Finance Company, LLC	05-60249-BRL	—
CalGen Equipment Finance Holdings, LLC	05-60251-BRL	—
CalGen Expansion Company, LLC	05-60253-BRL	—
CalGen Finance Corp.	05-60229-BRL	—
CalGen Project Equipment Finance Company One, LLC	05-60236-BRL	—
CalGen Project Equipment Finance Company Three, LLC	05-60259-BRL	10,306
CalGen Project Equipment Finance Company Two, LLC	05-60262-BRL	—
Calpine Acadia Holdings, LLC	05-60265-BRL	115
Calpine Administrative Services Company, Inc.	05-60201-BRL	5,130,196
Calpine Agnews, Inc.	05-60268-BRL	—
Calpine Amelia Energy Center GP, LLC	05-60270-BRL	—
Calpine Amelia Energy Center LP, LLC	05-60272-BRL	—
Calpine Auburndale Holdings, LLC	05-60452-BRL	—
Calpine Baytown Energy Center GP, LLC	05-60453-BRL	—
Calpine Baytown Energy Center LP, LLC	05-60320-BRL	—
Calpine Bethpage 3 Pipeline Construction Company, Inc.	05-60330-BRL	—
Calpine Bethpage 3, LLC	05-60342-BRL	—
Calpine c*Power, Inc.	05-60250-BRL	—
Calpine CalGen Holdings, Inc.	05-60352-BRL	—
Calpine California Development Company, LLC	05-60355-BRL	—
Calpine California Energy Finance, LLC	05-60360-BRL	—

Index   Definitions

TOTAL DISBURSEMENTS BY DEBTOR — (Continued)

Legal Entity	Case Number	Disbursements
Calpine California Equipment Finance Company, LLC	05-60464-BRL	—
Calpine Calistoga Holdings, LLC	05-60377-BRL	—
Calpine Capital Trust	05-60325-BRL	—
Calpine Capital Trust II	05-60379-BRL	—
Calpine Capital Trust III	05-60384-BRL	—
Calpine Capital Trust IV	05-60391-BRL	—
Calpine Capital Trust V	05-60221-BRL	—
Calpine Central Texas GP, Inc.	05-60329-BRL	—
Calpine Central, Inc.	05-60333-BRL	—
Calpine Central, L.P.	05-60351-BRL	1,877,455
Calpine Central-Texas, Inc.	05-60338-BRL	—
Calpine Channel Energy Center GP, LLC	05-60340-BRL	—
Calpine Channel Energy Center LP, LLC	05-60343-BRL	—
Calpine Clear Lake Energy GP, LLC	05-60345-BRL	—
Calpine Clear Lake Energy, LP	05-60349-BRL	—
Calpine Cogeneration Corporation	05-60233-BRL	—
Calpine Construction Management Company, Inc.	05-60260-BRL	1,155,461
Calpine Corporation	05-60200-BRL	59,978,875
Calpine Corpus Christi Energy GP, LLC	05-60247-BRL	—
Calpine Corpus Christi Energy, LP	05-60261-BRL	—
Calpine Decatur Pipeline, Inc.	05-60263-BRL	—
Calpine Decatur Pipeline, L.P.	05-60254-BRL	—
Calpine Dighton, Inc.	05-60264-BRL	—
Calpine East Fuels, Inc.	05-60257-BRL	—
Calpine Eastern Corporation	05-60266-BRL	8,752,313
Calpine Energy Holdings, Inc.	05-60207-BRL	—
Calpine Energy Services Holdings, Inc.	05-60208-BRL	—
Calpine Energy Services, L.P.	05-60222-BRL	293,867,740
Calpine Finance Company	05-60204-BRL	—
Calpine Freestone Energy GP, LLC	05-60227-BRL	—
Calpine Freestone Energy, LP	05-60230-BRL	—
Calpine Freestone, LLC	05-60231-BRL	—
Calpine Fuels Corporation	05-60203-BRL	—
Calpine Gas Holdings LLC	05-60234-BRL	—
Calpine Generating Company, LLC	05-60237-BRL	562,118
Calpine Geysers Company, LP	06-10939-BRL	20,303
Calpine Gilroy 1, Inc.	05-60240-BRL	—
Calpine Gilroy 2, Inc.	05-60241-BRL	—
Calpine Gilroy Cogen, L.P.	05-60243-BRL	386,237
Calpine Global Services Company, Inc.	05-60246-BRL	—
Calpine Gordonsville GP Holdings, LLC	05-60281-BRL	—
Calpine Gordonsville LP Holdings, LLC	05-60282-BRL	—
Calpine Gordonsville, LLC	05-60283-BRL	—
Calpine Greenleaf Holdings, Inc.	05-60284-BRL	—
Calpine Greenleaf, Inc.	05-60285-BRL	30,931

Index   Definitions

TOTAL DISBURSEMENTS BY DEBTOR — (Continued)

Legal Entity	Case Number	Disbursements
Calpine Hidalgo Design, L.P.	06-10039-BRL	—
Calpine Hidalgo Energy Center, L.P.	06-10029-BRL	24,079
Calpine Hidalgo Holdings, Inc.	06-10027-BRL	—
Calpine Hidalgo Power GP, LLC	06-10030-BRL	—
Calpine Hidalgo Power, LP	06-10028-BRL	—
Calpine Hidalgo, Inc.	06-10026-BRL	—
Calpine International Holdings, Inc.	05-60205-BRL	—
Calpine International, LLC	05-60288-BRL	122,054
Calpine Investment Holdings, LLC	05-60289-BRL	—
Calpine Kennedy Airport, Inc.	05-60294-BRL	—
Calpine Kennedy Operators Inc.	05-60199-BRL	—
Calpine KIA, Inc.	05-60465-BRL	—
Calpine Leasing Inc.	05-60297-BRL	—
Calpine Long Island, Inc.	05-60298-BRL	—
Calpine Lost Pines Operations, Inc.	05-60314-BRL	—
Calpine Louisiana Pipeline Company	05-60328-BRL	—
Calpine Magic Valley Pipeline, Inc.	05-60331-BRL	—
Calpine Monterey Cogeneration, Inc.	05-60341-BRL	72,388
Calpine MVP, Inc.	05-60348-BRL	—
Calpine NCTP GP, LLC	05-60359-BRL	—
Calpine NCTP, LP	05-60406-BRL	—
Calpine Northbrook Corporation of Maine, Inc.	05-60409-BRL	—
Calpine Northbrook Energy Holdings, LLC	05-60418-BRL	—
Calpine Northbrook Energy, LLC	05-60431-BRL	—
Calpine Northbrook Holdings Corporation	05-60286-BRL	—
Calpine Northbrook Investors, LLC	05-60291-BRL	—
Calpine Northbrook Project Holdings, LLC	05-60295-BRL	—
Calpine Northbrook Services, LLC	05-60299-BRL	—
Calpine Northbrook Southcoast Investors, LLC	05-60304-BRL	—
Calpine NTC, LP	05-60308-BRL	—
Calpine Oneta Power I, LLC	05-60311-BRL	—
Calpine Oneta Power II, LLC	05-60315-BRL	—
Calpine Oneta Power, L.P.	05-60318-BRL	3,253,591
Calpine Operating Services Company, Inc.	05-60322-BRL	32,871,913
Calpine Operations Management Company, Inc.	05-60206-BRL	—
Calpine Pastoria Holdings, LLC	05-60302-BRL	—
Calpine Philadelphia, Inc.	05-60305-BRL	15,074
Calpine Pittsburg, LLC	05-60307-BRL	6,916
Calpine Power Company	05-60202-BRL	929
Calpine Power Equipment LP	05-60310-BRL	—
Calpine Power Management, Inc.	05-60319-BRL	—
Calpine Power Management, LP	05-60466-BRL	6,011
Calpine Power Services, Inc.	05-60323-BRL	353,813
Calpine Power, Inc.	05-60316-BRL	—
Calpine PowerAmerica, Inc.	05-60211-BRL	—

Index   Definitions

TOTAL DISBURSEMENTS BY DEBTOR — (Continued)

Legal Entity	Case Number	Disbursements
Calpine PowerAmerica, LP	05-60212-BRL	367,301
Calpine PowerAmerica-CA, LLC	05-60213-BRL	83,288
Calpine PowerAmerica-CT, LLC	05-60214-BRL	—
Calpine PowerAmerica-MA, LLC	05-60215-BRL	—
Calpine PowerAmerica-ME, LLC	05-60216-BRL	—
Calpine PowerAmerica-NH, LLC	06-10032-BRL	—
Calpine PowerAmerica-NY, LLC	06-10031-BRL	—
Calpine PowerAmerica-OR, LLC	06-10034-BRL	—
Calpine Producer Services, L.P.	05-60217-BRL	10,554,777
Calpine Project Holdings, Inc.	05-60324-BRL	—
Calpine Pryor, Inc.	05-60326-BRL	—
Calpine Rumford I, Inc.	05-60327-BRL	—
Calpine Rumford, Inc.	05-60414-BRL	—
Calpine Schuylkill, Inc.	05-60416-BRL	—
Calpine Siskiyou Geothermal Partners, L.P.	05-60420-BRL	6,597
Calpine Sonoran Pipeline LLC	05-60423-BRL	—
Calpine Stony Brook Operators, Inc.	05-60424-BRL	—
Calpine Stony Brook Power Marketing, LLC	05-60425-BRL	—
Calpine Stony Brook, Inc.	05-60426-BRL	—
Calpine Sumas, Inc.	05-60427-BRL	—
Calpine TCCL Holdings, Inc.	05-60429-BRL	—
Calpine Texas Pipeline GP, Inc.	05-60433-BRL	—
Calpine Texas Pipeline LP, Inc.	05-60439-BRL	—
Calpine Texas Pipeline, L.P.	05-60447-BRL	3,631
Calpine Tiverton I, Inc.	05-60450-BRL	—
Calpine Tiverton, Inc.	05-60451-BRL	—
Calpine ULC I Holding, LLC	05-60454-BRL	—
Calpine University Power, Inc.	05-60455-BRL	—
Calpine Unrestricted Funding, LLC	05-60456-BRL	—
Calpine Unrestricted Holdings, LLC	05-60458-BRL	—
Calpine Vapor, Inc.	05-60459-BRL	—
Carville Energy LLC	05-60460-BRL	1,089,800
CCFC Development Company, LLC	05-60267-BRL	—
CCFC Equipment Finance Company, LLC	05-60269-BRL	—
CCFC Project Equipment Finance Company One, LLC	05-60271-BRL	—
Celtic Power Corporation	05-60273-BRL	—
CES GP, LLC	05-60218-BRL	—
CGC Dighton, LLC	05-60274-BRL	—
Channel Energy Center, LP	05-60275-BRL	(6,350,561)
Channel Power GP, LLC	05-60276-BRL	—
Channel Power, LP	05-60277-BRL	—
Clear Lake Cogeneration Limited Partnership	05-60278-BRL	712,694
CogenAmerica Asia Inc.	05-60372-BRL	—
CogenAmerica Parlin Supply Corp.	05-60383-BRL	—
Columbia Energy LLC	05-60440-BRL	1,595,910

Index   Definitions

TOTAL DISBURSEMENTS BY DEBTOR — (Continued)

Legal Entity	Case Number	Disbursements
Corpus Christi Cogeneration L.P.	05-60441-BRL	(3,578,317)
CPN 3rd Turbine, Inc.	05-60443-BRL	—
CPN Acadia, Inc.	05-60444-BRL	—
CPN Berks Generation, Inc.	05-60445-BRL	—
CPN Berks, LLC	05-60446-BRL	—
CPN Bethpage 3rd Turbine, Inc.	05-60448-BRL	280,986
CPN Cascade, Inc.	05-60449-BRL	—
CPN Clear Lake, Inc.	05-60287-BRL	—
CPN Decatur Pipeline, Inc.	05-60290-BRL	—
CPN East Fuels, LLC	05-60476-BRL	—
CPN Energy Services GP, Inc.	05-60209-BRL	—
CPN Energy Services LP, Inc.	05-60210-BRL	—
CPN Freestone, LLC	05-60293-BRL	—
CPN Funding, Inc.	05-60296-BRL	—
CPN Morris, Inc.	05-60301-BRL	—
CPN Oxford, Inc.	05-60303-BRL	—
CPN Pipeline Company	05-60309-BRL	309,449
CPN Pleasant Hill Operating, LLC	05-60312-BRL	—
CPN Pleasant Hill, LLC	05-60317-BRL	—
CPN Power Services GP, LLC	05-60321-BRL	—
CPN Power Services, LP	05-60292-BRL	—
CPN Pryor Funding Corporation	05-60300-BRL	33,524
CPN Telephone Flat, Inc.	05-60306-BRL	1,326
Decatur Energy Center, LLC	05-60313-BRL	3,363,184
Deer Park Power GP, LLC	05-60363-BRL	—
Deer Park Power, LP	05-60370-BRL	—
Delta Energy Center, LLC	05-60375-BRL	8,417,872
Dighton Power Associates Limited Partnership	05-60382-BRL	—
East Altamont Energy Center, LLC	05-60386-BRL	—
Fond du Lac Energy Center, LLC	05-60412-BRL	—
Fontana Energy Center, LLC	05-60335-BRL	—
Freestone Power Generation LP	05-60339-BRL	4,676,719
GEC Bethpage Inc.	05-60347-BRL	—
Geothermal Energy Partners, LTD., a California limited partnership	05-60477-BRL	—
Geysers Power Company II, LLC	05-60358-BRL	—
Geysers Power Company, LLC	06-10197-BRL	7,876,842
Geysers Power I Company	05-60389-BRL	—
Goldendale Energy Center, LLC	05-60390-BRL	2,586,022
Hammond Energy LLC	05-60393-BRL	—
Hillabee Energy Center, LLC	05-60394-BRL	590,643
Idlewild Fuel Management Corp.	05-60397-BRL	—
JMC Bethpage, Inc.	05-60362-BRL	—
KIAC Partners	05-60366-BRL	4,590,702
Lake Wales Energy Center, LLC	05-60369-BRL	—
Lawrence Energy Center, LLC	05-60371-BRL	—

Index   Definitions

TOTAL DISBURSEMENTS BY DEBTOR — (Continued)

Legal Entity	Case Number	Disbursements
Lone Oak Energy Center, LLC	05-60403-BRL	28,602
Los Esteros Critical Energy Facility, LLC	05-60404-BRL	597,748
Los Medanos Energy Center LLC	05-60405-BRL	1,688,943
Magic Valley Gas Pipeline GP, LLC	05-60407-BRL	—
Magic Valley Gas Pipeline, LP	05-60408-BRL	—
Magic Valley Pipeline, L.P.	05-60332-BRL	928
MEP Pleasant Hill, LLC	05-60334-BRL	131,058
Moapa Energy Center, LLC	05-60337-BRL	3,925
Mobile Energy L L C	05-60344-BRL	5,184
Modoc Power, Inc.	05-60346-BRL	—
Morgan Energy Center, LLC	05-60353-BRL	1,469,562
Mount Hoffman Geothermal Company, L.P.	05-60361-BRL	—
Mt. Vernon Energy LLC	05-60376-BRL	—
NewSouth Energy LLC	05-60381-BRL	50,670
Nissequogue Cogen Partners	05-60388-BRL	615,923
Northwest Cogeneration, Inc.	05-60336-BRL	—
NTC Five, Inc.	05-60463-BRL	—
NTC GP, LLC	05-60350-BRL	—
Nueces Bay Energy LLC	05-60356-BRL	—
O.L.S. Energy-Agnews, Inc.	05-60374-BRL	1,366,709
Odyssey Land Acquisition Company	05-60367-BRL	—
Pajaro Energy Center, LLC	05-60385-BRL	—
Pastoria Energy Center, LLC	05-60387-BRL	—
Pastoria Energy Facility L.L.C.	05-60410-BRL	9,489,104
Philadelphia Biogas Supply, Inc.	05-60421-BRL	—
Phipps Bend Energy Center, LLC	05-60395-BRL	—
Pine Bluff Energy, LLC	05-60396-BRL	266,015
Power Investors, L.L.C.	05-60398-BRL	—
Power Systems MFG., LLC	05-60399-BRL	4,125,710
Quintana Canada Holdings, LLC	05-60400-BRL	—
RockGen Energy LLC	05-60401-BRL	1,755,503
Rumford Power Associates Limited Partnership	05-60467-BRL	—
Russell City Energy Center, LLC	05-60411-BRL	145,778
San Joaquin Valley Energy Center, LLC	05-60413-BRL	64,100
Silverado Geothermal Resources, Inc.	06-10198-BRL	276,878
Skipanon Natural Gas, LLC	05-60415-BRL	—
South Point Energy Center, LLC	05-60417-BRL	712,264
South Point Holdings, LLC	05-60419-BRL	—
Stony Brook Cogeneration, Inc.	05-60422-BRL	—
Stony Brook Fuel Management Corp.	05-60428-BRL	—
Sutter Dryers, Inc.	05-60430-BRL	—
TBG Cogen Partners	05-60432-BRL	123,873
Texas City Cogeneration, L.P.	05-60434-BRL	748,836
Texas Cogeneration Company	05-60435-BRL	—
Texas Cogeneration Five, Inc.	05-60436-BRL	—

Index   Definitions

TOTAL DISBURSEMENTS BY DEBTOR — (Continued)

Legal Entity	Case Number	Disbursements
Texas Cogeneration One Company	05-60437-BRL	—
Thermal Power Company	05-60438-BRL	—
Thomassen Turbine Systems America, Inc.	05-60354-BRL	—
Tiverton Power Associates Limited Partnership	05-60357-BRL	80
Towantic Energy, L.L.C.	05-60364-BRL	25,912
VEC Holdings, LLC	05-60365-BRL	—
Venture Acquisition Company	05-60368-BRL	—
Vineyard Energy Center, LLC	05-60373-BRL	—
Wawayanda Energy Center, LLC	05-60378-BRL	—
Whatcom Cogeneration Partners, L.P.	05-60468-BRL	—
Zion Energy LLC	05-60380-BRL	3,065

TOTAL		$ 465,313,947

Index   Definitions

SCHEDULE VI

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

DEBTORS’ STATEMENT REGARDING INSURANCE POLICIES

For the Period from December 1, 2006, through December 31, 2006

All insurance policies are fully paid for the current period, including amounts owed for workers’ compensation and disability insurance.

Index   Definitions

SCHEDULE VII

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands)

For the Three Months and Year Ended December 31, 2006

	Three Months Ended December 31, 2006	Year Ended December 31, 2006
Revenue:
Electricity and steam revenue	$1,209,944	$5,279,989
Sales of purchased power and gas for hedging and optimization	358,540	1,249,632
Mark-to-market activities, net	10,832	98,983
Other revenue	20,499	77,156
Total revenue	1,599,815	6,705,760
Cost of revenue:
Plant operating expense	230,056	749,933
Purchased power and gas expense for hedging and optimization	340,894	1,198,378
Fuel expense	765,070	3,238,727
Depreciation and amortization expense	119,804	470,446
Operating plant impairments	(10)	52,497
Operating lease expense	12,984	66,014
Other cost of revenue	53,692	181,754
Total cost of revenue	1,522,490	5,957,749
Gross profit	77,325	748,011
Equipment, development project and other impairments	806	64,975
Sales, general and administrative expense	27,254	174,603
Other operating expenses	11,927	36,354
Income from operations	37,338	472,079
Interest expense	442,713	1,262,289
Interest (income)	(19,772)	(79,214)
Loss from repurchase of various issuances of debt	—	18,131
Minority interest expense	(5,599)	4,726
Other (income) expense, net	6,211	(4,555)
Loss before reorganization items, benefit for income taxes, discontinued operations and cumulative effect of a change in accounting principle	$(386,215)	$(729,298)
Reorganization items	(126,638)	971,956
Loss before benefit for income taxes, discontinued operations and cumulative effect of a change in accounting principle	(259,577)	(1,701,254)
(Benefit) for income taxes	99,790	64,158
Loss before discontinued operations and cumulative effect of a change in accounting principle	(359,367)	(1,765,412)
Discontinued operations, net of tax benefit	—	—
Cumulative effect of a change in accounting principle, net of tax provision of $— and $312	—	505
Net income (loss)	$(359,367)	$(1,764,907)

Index   Definitions

SCHEDULE VIII

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS

(Unaudited)

(in thousands)

For the Year Ended December 31, 2006

Cash flows from operating activities:
Net loss	$(1,764,907)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization(1)	585,309
Impairment charges	117,472
Deferred income taxes, net	22,149
Loss (gain) on sale of assets	35,754
Foreign currency transaction loss (gain)	(45)
Gain on settlement of notes receivable	(6,025)
Loss (gain) on repurchase of debt	18,131
Minority interest expense	4,726
Mark-to-market activities, net	(98,983)
Non-cash derivative activities	170,788
Stock compensation expense	5,741
Reorganization items	806,887
Other	170
Change in operating assets and liabilities:
Accounts receivable	111,605
Other assets	48,739
Accounts payable, liabilities subject to compromise and accrued expense	18,341
Other liabilities	80,131
Net cash provided by (used in) operating activities	155,983
Cash flows from investing activities:
Purchases of property, plant and equipment	(211,501)
Disposals of property, plant and equipment	22,583
Acquisitions, net of cash acquired	(266,846)
Disposal of investments, turbines and power plants	252,230
Advances to joint ventures	(59,000)
Project development costs	(1,178)
Proceeds from deferred transmission credits	24,248
Cash flows from derivatives not designated as hedges	(143,979)
(Increase) decrease in restricted cash	384,330
(Increase) decrease in notes receivable	13,552
Net cash provided by (used in) investing activities	14,439

Index   Definitions

CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS — (Continued)

(Unaudited)

(in thousands)

Cash flows from financing activities:
Repayments of notes payable and lines of credit	$(179,584)
Borrowings from project financing	140,958
Repayments of project financing	(109,688)
DIP facility borrowings	1,150,000
Repayments of DIP Facility	(178,500)
Repayments and repurchases of senior notes	(646,105)
Redemptions of preferred interests	(9,480)
Financing costs	(39,239)
Other	(7,094)
Net cash provided by (used in) financing activities	121,268
Effect of exchange rate changes on cash and cash equivalents	—
Net increase (decrease) in cash and cash equivalents, including discontinued operations cash	291,690
Change in discontinued operations cash classified as assets held for sale	—
Net increase (decrease) in cash and cash equivalents	291,690
Cash and cash equivalents, beginning of period	785,637
Cash and cash equivalents, end of period	$1,077,327
Cash paid during the period for:
Interest, net of amounts capitalized	$978,618
Income taxes	$8,899
Reorganization items included in operating activities	$120,343
Reorganization items included in investing activities	$(106,616)
Reorganization items included in financing activities	$39,002
Fair value of common stock issued (returned) in exchange for a prepaid forward purchase contract, net of cash received, offset by returnable shares	$(113,100)
Project financing extinguished with sale of leasehold interest in the Fox Energy Center	$352,328

____________

Supplemental disclosure of non-cash investing and financing activities:

Acquisition of the Geysers Assets	$180,607
Capital contribution (equipment) to Greenfield Energy Center	$27,854
Letter of credit draws under the CalGen financing	$71,458
Letter of credit collateral draws from restricted cash	$32,005
Letter of credit collateral draws from restricted cash, used for minority interest distributions	$15,000
Restricted cash used for project financing debt repayments	$7,434

(1)	Includes depreciation and amortization that is also recorded in sales, general and administrative expense and interest expense.